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                                   EXHIBIT 6


                             CONSENT OF THE TRUSTEE

     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issuance by WEEKS REALTY, L.P.. of its DEBT SECURITIES, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                        STATE STREET BANK AND TRUST COMPANY


                                        By:  /s/  RUTH A. SMITH
                                           ----------------------------------
                                        NAME    RUTH A. SMITH
                                        TITLE   VICE PRESIDENT


DATED:   MARCH 17, 1998





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